Exhibit 99.1

SIRIUS GROUP (NASDAQ: SG) ANNOUNCES CEO / CFO SUCCESSION

-  Effective February 9, 2019, Kernan (Kip) V. Oberting to become Chief Executive Officer (CEO) and Ralph A. Salamone to become Chief Financial Officer of Sirius Group

-  Meyer (Sandy) Frucher appointed interim Chairman of Sirius Group

Hamilton, Bermuda — February 4, 2019 — Sirius International Insurance Group, Ltd. (“Sirius Group”) (Nasdaq: SG), a global multi-line insurance and reinsurance group, announced that, on January 30, 2019, its Board of Directors implemented its succession plan and elected Kernan (Kip) V. Oberting to succeed Allan L. Waters as Chief Executive Officer (“CEO”) of Sirius Group, and Ralph A. Salamone to succeed Mr. Oberting as Chief Financial Officer (“CFO”) of Sirius Group, in each case effective February 9, 2019.  In addition, Mr. Meyer (Sandy) Frucher, the Chair of the Nominating & Governance Committee of the Board of Directors of Sirius Group, was appointed as interim non-executive Chairman.  Mr. Waters has stepped down as a director of Sirius Group effective February 9, 2019, and will stay on thereafter to provide advisory services to Mr. Oberting and other senior executives of Sirius Group.

Prior to assuming the role of CEO of Sirius Group, Mr. Oberting, 49, served as President of Sirius Group since September 2018 and Chief Financial Officer of Sirius Group since April 2016. Mr. Oberting has also served as President of Sirius Capital Markets, Inc. since April 2016.  Prior to that, Mr. Oberting served as a Senior Partner of White Mountains Capital, Inc. from July 2012 until April 2016.

Prior to assuming the role of CFO of Sirius Group, Mr. Salamone, 52, served as the President and Chief Executive Officer of Sirius Global Services LLC, a position he has held since 2010.  Mr. Salamone has also served as the Senior Vice President, Chief Financial Officer and Treasurer at Sirius America Insurance Company since 2012.

Mr. Frucher, interim Chair of the Board of Directors, and Chair of the Nominating & Governance Committee, of Sirius Group, stated: “On behalf of the Board of Directors, I want to thank Allan for his remarkable leadership as CEO.  Allan has left a significant legacy and made lasting contributions to Sirius Group.  Under his leadership, Sirius Group was publicly listed and diversified its shareholder base with four globally recognized investment firms as cornerstone investors. Today’s leadership announcement is part of a thoughtful succession plan culminating in Allan’s existing management team being appointed to continue to lead Sirius Group into the future.”

Commenting on his election as CEO, Mr. Oberting stated: “I am honored and privileged to be the next CEO of Sirius Group, and I appreciate the confidence that Allan and the Board of Directors have placed in me. I also want to thank Allan for his constant support, and am fortunate to have him as both a mentor and friend. This is an exciting time for Sirius Group, and I look forward to working with Ralph, our Management Committee and the rest of our colleagues all over the globe to grow our franchise and create value for all stakeholders.”

About Sirius Group

Sirius Group is a Bermuda-based holding company with (re)insurance operating companies in Bermuda, Stockholm, New York and London.  Established in 1945, Sirius Group, utilizing its unique global branch network, provides multi-line insurance and reinsurance in over 140 countries.  Sirius Group wrote gross written premiums of $1.4 billion in 2017 utilizing disciplined and professional underwriting, superior risk evaluation and best-in-class pricing technology.  Sirius Group’s subsidiaries provide multi-line (re)insurance capacity, including lead capacity for property, accident & health and other exposures.  Additional information is available at Sirius Group’s website, located at www.siriusgroup.com.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements about the growth prospects of Sirius Group. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,”

“anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “target,” “continue,” “could,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of Sirius Group and speak only as of the date of this communication. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including those factors identified in Sirius Group’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of Sirius Group prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Except to the extent required by applicable law or regulation, Sirius Group undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this communication.

Contact:

Matthew Kirk

Investor Relations

(212) 312-0226